EXHIBIT 32.2
CERTIFICATION OF THE PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO 18 U.S. C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Magnolia Solar Corporation, (the ‘‘Company’’) on Form 10-K for year ended December 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the ‘‘Report’’), I, Dr. Yash R. Puri, Executive Vice-President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 28, 2011

/s/ Yash R. Puri
Dr. Yash R. Puri Executive Vice-President and Chief Financial Officer (Principal Financial Officer)